SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

Filed by the Registrant |_|

Filed by a party other than the Registrant [X]

         Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[X]      Definitive Additional Materials

[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       REAL ESTATE ASSOCIATES LIMITED III

                (Name of Registrant as Specified in Its Charter)

                             BOND PURCHASE, L.L.C.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11


         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transactions applies:


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         (3) Per unit price or other  underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

         (4) Proposed maximum aggregate value of transaction:

         (5) Total Fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing party:

         (4) Date filed:

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                              Bond Purchase, L.L.C.
                                 104 Armour Road
                        North Kansas City, Missouri 64116

                                                                   June 20, 2001

      The "Partnership WILL NOT SELL ... if the cash proceeds would be less than the taxes at the then maximum state and federal tax rates..."
       Section 9.3(d) of the Partnership Agreement.

Dear Fellow Limited Partner:

                   WE WILL ABIDE BY THE PARTNERSHIP AGREEMENT

               It is our intention that when we sell the remaining assets of the Partnership, we will distribute sufficent cash to the limited partners, after deduction of all fees and expenses, to cover the tax liability resulting from
                Partnership allocations to the limited partners.

     In 1998 NAPICO sold 20 local limited partnerships to an affiliate that were assets of Real Estate Associates Limited III, our Partnership. Based on conversations with unitholders, we understand that many unitholders incurred a tax liability in connection with the sale of these assets without receiving a cash distribution to cover the resulting tax obligation. Many unitholders believe that the price paid by the NAPICO affiliate for the 20 local limited partnerships was insufficient to cover the tax liability - in direct violation of the Partnership Agreement. Although we cannot say for certain due to NAPICO's refusal to provide us access to the Partnership's records, we believe the price paid by the NAPICO affiliate for the 20 local limited partnerships was well below its market value.

     We believe that definitive answers to what transpired in connection with the sale of the 20 local limited partnerships in 1998 are contained in the books and records of the Partnership -- books and records that we are still attempting to obtain, which NAPICO has refused to produce.

     NAPICO claimed in 1998 that it and its affiliates would "eventually" liquidate the Partnership. As we see it, a unitholder can hope for one of three outcomes:

     o if "eventually" never comes to pass: settle for the status quo by allowing NAPICO to run the Partnership forever with no annual pay out to you, while NAPICO may continue to (i) extract management fees and expenses year after year, (ii) hold on to your cash year after year and
       (iii) issue K-1 forms late, causing you additional expense and aggravation at tax time;


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     o if "eventually"  does come to pass: allow NAPICO to negotiate the sale of
       the  remaining  11  local  limited   partnerships  and  the  one  general
       partnership, possibly to an affiliate without the benefit of independent third party bidding as it did in 1998 and possibly repeating its creation of a tax liability on your behalf; or

     o vote for a change; by voting FOR on proposal number 1, supporting Bond Purchase, L.L.C. to remove NAPICO and by voting FOR on proposal number 2, to elect New G.P. as the new general partner.

     It is our intention that when we sell the remaining assets of the Partnership, we will make cash distributions, after deduction of all fees and expenses, that will be sufficient to cover the tax liability resulting from the sale of the remaining assets of the Partnership. We believe in complying with the Spirit, as well as the Letter of the Partnership Agreement.

                                 NAPICO REBUFFED

     In an effort to invalidate Bond Purchase's solicitation of unitholders, NAPICO requested the United States District Court for the Central District of California, Western District, to issue a Temporary Restraining Order. However, the Court rejected NAPICO's claims and denied the Order.

     Time is short, we ask that you also reject NAPICO now.

     A vote FOR on proposals 1 and 2 will remove NAPICO and elect New G.P. If we are successful, we intend to:

     o distribute the cash on hand, over $5.6 million (retaining only funds necessary for day to day operations);

     o reduce management fees by at least 10%; and

     o liquidate  the   Partnership   WITHOUT   creating  a  tax  liability  for
       unitholders.

     This letter is being mailed to all unitholders on or about June 20, 2001.

                                                        Very Truly Yours,


                                                        Bond Purchase, L.L.C.


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                               [Insert to letter]


                            ---- IMPORTANT NEWS ----

   We have received support from unitholders representing more than 50% of the outstanding units of REAL III on proposals 1 and 2 -- to remove NAPICO as the general partner and to elect New G.P. as the new general partner. However, without the benefit of knowing how many unitholders may inadvertently have signed a revocation, we are continuing to solicit unitholders to increase our margin of support and have extended the solicitation period fo July 2, 2001

   We appreciate your patience while we continue this important soliciation. As the largest unitholder in REAL III, we know how important it is to you to protect your investment by removing NAPICO as the general partner and we thank you for your continued support.


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                               ---- IMPORTANT ----


      Please be sure to mark, sign, date and return your BLUE consent form.
      We urge you not to sign any consent card which is sent to you by Real
       Estate Associates Limited III. If you execute a white consent card it will invalidate your consent to remove the general partners.

                  WE URGE YOU NOT TO SIGN A WHITE CONSENT CARD.

  If you have questions or need assistance in voting your units, please contact
      N.S. Taylor & Associates, Inc. who is assisting us with this matter:

                         N.S. Taylor & Associates, Inc.

                                 1.800.711.8662

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                               (Form of Consent)
                       Real Estate Associates Limited III
              a California Limited Partnership (the "Partnership")

                           CONSENT OF LIMITED PARTNER

          THIS CONSENT IS SOLICITED ON BEHALF OF BOND PURCHASE, L.L.C.

LIMITED PARTNERS WHO RETURN A SIGNED CONSENT BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER WILL BE DEEMED TO HAVE VOTED TO APPROVE SUCH
MATTER.  THIS  CONSENT  IS  VALID  FROM THE DATE OF ITS  EXECUTION  UNLESS  DULY
REVOKED.

  THIS CONSENT CARD WILL REVOKE ANY PREVIOUSLY EXECUTED REVOCATION OF CONSENT.

The undersigned has received the Consent Solicitation Statement dated March 13, 2001 as amended June 18, 2001, ("Consent Solicitation Statement") by Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase."), seeking the approval by written consent of the following proposals:

(1)  the  removal  of  the  current  general  partners,   National   Partnership
Investments Corp., a California corporation and Coast Housing Investments Associates, a California limited partnership; and

(2) the continuation of the Partnership and the election of New G.P. as the new general partner of the Partnership (which is conditioned on the approval of proposal (1) above).

Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Bond Purchase, acting through its officers and employees as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent and the Consent Solicitation Statement or in order to implement an approved proposal; and hereby votes all limited partnership interests of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.

            Proposal                            FOR       AGAINST       ABSTAIN

1. Removal of General Partners                  [ ]         [ ]           [ ]

2. Continuation of the Partnership  and         [ ]         [ ]           [ ]
   election of new general partner,  New G.P.

(Please sign exactly as your name appears on the Partnership's records. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent)


                                            Dated: _______________________, 2001
                                                 (Important - please fill in)
[Limited Partner Name,
address and units held]
                              ___________________________________Signature/Title

                              ___________________________________Signature/Title

                              __________________________________Telephone Number